SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 13, 2006
ORACLE CORPORATION
(Exact Name of Registrant as Specified in Charter)

0-14376 (Commission File Number)	Delaware (State or Other Jurisdiction of Incorporation)	94-2871189 (IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California (Address of Principal Executive Offices)	94065 (Zip Code)
Registrant’s telephone number, including area code: (650) 506-7000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Indenture
     On January 13, 2006, Oracle Corporation (“Oracle”) and Ozark Holding Inc., a wholly owned subsidiary of Oracle (“New Oracle”), entered into an Indenture (the “Indenture”) among Oracle, New Oracle and Citibank N.A.. as trustee (the “Trustee”).
     In connection with Oracle’s acquisition of Siebel Systems, Oracle plans to cause a wholly owned subsidiary of New Oracle to be merged with and into Oracle (the “Reorganization”), with Oracle surviving as a wholly owned subsidiary of New Oracle. Siebel Systems will also become a wholly owned subsidiary of New Oracle. The closing of the Siebel Systems acquisition and the Reorganization are currently expected to occur on January 31, 2006 or shortly thereafter. After the Reorganization, Oracle will be discharged from the indenture and all securities issued thereunder (including the Notes (as defined below)) and New Oracle will be the sole obligor on the Notes. If, however, Oracle determines not to consummate the Reorganization, New Oracle will be discharged from the Indenture and the Notes and Oracle will be the sole obligor on the Notes. For purposes of this report, references to the “Issuer” refer initially to each of Oracle and New Oracle and, after the Reorganization, solely to New Oracle (which will be renamed “Oracle Corporation”). If Oracle determines not to consummate the Reorganization for any reason, references to the “Issuer” refer solely to Oracle.
     The Indenture provides for the unlimited issuance of securities in series pursuant to a resolution of the Board of Directors of the Issuer and set forth in an officers’ certificate or supplemental indenture. Securities issued pursuant to the Indenture are subject to the covenants in the Indenture, which include limitations on liens, limitations on sale and lease-back transactions and limitations on mergers, consolidations and sales of all or substantially all assets. The Indenture contains customary events of default, including (1) default in paying interest on the securities when it becomes due and the default continues for a period of 30 days or more; (2) default in paying principal, or premium, if any, on the securities when due; (3) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after the Issuer receives written notice from the Trustee or the Trustee receives notice from the holders of at least 25% in aggregate principal amount of the outstanding securities of the series; and (4) certain events involving bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Issuer or any material subsidiary has occurred. If an event of default (other than an event of default specified in clause (4) with respect to the Issuer) under the Indenture occurs with respect to the securities of any series and is continuing, the Trustee may, and at the direction of the holders of at least 25% in principal amount of the outstanding securities of that series, will by written notice require the Issuer to repay immediately the entire principal amount of the outstanding securities of that series together with all accrued and unpaid interest and premium, if any. If an event of default specified in clause (4) occurs and is continuing, then the entire principal of the outstanding securities will automatically become due and immediately payable without any declaration or other act on the part of the Trustee or holder.
     The description above is a summary of the Indenture and is qualified in its entirety by the Indenture filed herewith as Exhibit 10.34 and incorporated by reference herein.
     One or more affiliates or branches of the Trustee under the Indenture are lenders or agents under other credit facilities of Oracle and New Oracle, provide Oracle and its subsidiaries with international cash management services, global custody agent services and fixed income brokerage services, and acted as a joint bookrunner and initial purchaser for the debt offering.
Issuance of $5.75 billion of Notes
     On January 13, 2006, the Issuer issued and sold $1.5 billion aggregate principal amount of Floating Rate Notes due 2009 (the “2009 Notes”), $2.25 billion aggregate principal amount of 5.00% Notes due 2011 (the “2011 Notes”) and $2.0 billion aggregate principal amount of 5.25% Notes due 2016 (the “2016 Notes” and together with the 2009 Notes and the 2011 Notes, the “Notes”). The offering was conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to the Indenture (described above) and an officers’ certificate issued pursuant thereto.

     The material terms and conditions of the Notes are as follows:
     Principal Amount. The aggregate principal amount of 2009 Notes is $1,500,000,000, the aggregate principal amount of 2011 Notes is $2,250,000,000 and the aggregate principal amount of 2016 Notes is $2,000,000,000.
     Maturity Date. The 2009 Notes will mature on January 13, 2009, the 2011 Notes will mature on January 15, 2011 and the 2016 Notes will mature on January 15, 2016.
     Ranking. The Notes are unsecured obligations and rank equally with the Issuer’s existing and future senior indebtedness. All existing and future liabilities of subsidiaries of the Issuer are or will be effectively senior to the Notes.
     Interest. The 2009 Notes will bear interest at a floating rate of three-month LIBOR plus 0.23%, the 2011 Notes will bear interest at a fixed 5.00% and the 2016 Notes will bear interest at a fixed 5.25%. For the 2009 Notes, interest will be payable quarterly on January 13, April 13, July 13 and October 13, commencing April 13, 2006. For the 2011 Notes and the 2016 Notes, interest will be payable semi-annually on January 15 and July 15, commencing July 15, 2006.
     Redemption. Some or all of the 2009 Notes may be redeemed at any time on or after January 16, 2007 at the principal amount of the notes being redeemed, plus accrued interest. The 2011 Notes and the 2016 Notes will be redeemable, in whole or in part at any time, at the Issuer’s option, each at a “make-whole premium” redemption price calculated by the Issuer equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes) plus 15 basis points with respect to the 2011 Notes and 20 basis points with respect to the 2016 Notes, plus in each case accrued interest thereon to the date of redemption.
     Transfer Restrictions. The Notes have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     Exchange Offer and Registration Rights. In connection with the offering of the Notes, Oracle and New Oracle entered into a registration rights agreement with the initial purchasers of the Notes, pursuant to which the Issuer has agreed, for the benefit of holders of the Notes, to register a series of notes (“exchange notes”) with the Securities and Exchange Commission (the “SEC”) having substantially identical terms as each series of the Notes as part of an offer to exchange generally freely tradable exchange notes for the Notes. The Issuer is required to file a registration statement for the exchange notes with the SEC on or prior to April 13, 2006, use its commercially reasonable efforts to cause that registration statement to be declared effective on or prior to July 12, 2006 and use its commercially reasonable efforts to consummate the exchange offer on or prior to August 11, 2006. Under certain circumstances the Issuer may also be required to file and pursue effectiveness of a shelf registration statement with respect to the resale of the notes. If the Issuer fails to perform its registration obligations, holders of the Notes will be entitled to a special interest premium of 0.25% per annum until the such obligations are fulfilled.
     Further Issuances. The Issuer may create and issue further securities of a series ranking equally and ratably with a series of the Notes in all respects, so that such further securities of each series will be consolidated and form a single series with the existing Notes of such series and will have the same terms as to status, redemption or otherwise.
     The description above is a summary and is qualified in its entirety by the forms of Notes and the officers’ certificate, filed herewith as Exhibit 10.35 and incorporated by reference herein.

Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     10.34 Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.
     10.35     Forms of 2009 Note, 2011 Note and 2016 Note, together with the Officers’ Certificate issued January 13, 2006 pursuant to the Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oracle Corporation
Date: January 20, 2006	By:	/s/ Safra A. Catz
		Name:	Safra A. Catz
		Title:	President and Chief Financial Officer

Exhibit Index

10.34	Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.

10.35	Forms of 2009 Note, 2011 Note and 2016 Note, together with the Officers’ Certificate issued January 13, 2006 pursuant to the Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.